SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2008

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

On September 17, 2008, TPG Advisors VI, Inc., TPG Olympic Advisors, Inc., David Bonderman and James G. Coulter filed an Amendment No. 1 (the “TPG Schedule 13D Amendment”) to the Schedule 13D they originally filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2008 with respect to their beneficial ownership of the common stock of Washington Mutual, Inc. (the “Company”).   The TPG Schedule 13D Amendment reported that TPG Partners VI, L.P., a Delaware limited partnership, and Olympic Investment Partners, L.P., a Delaware limited partnership (collectively, the “TPG Funds”) have advised the Company that they have waived their rights to the price reset payments provided for under Section 4.11 of the Investment Agreement dated as of April 7, 2008 by and among the Company and the TPG Funds (the “Investment Agreement”) and Section 13(A) of the Warrant issued pursuant to the Investment Agreement.

A description of the material terms of the Investment Agreement was provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Carey M. Brennan Name: Carey M. Brennan Title: Senior Vice President